Exhibit 107

Calculation of Filing Fee Tables

F-1
(Form Type)

SAI.TECH Global Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Units consisting of (i) one Class A ordinary share par value $0.0001 per share and (ii) one Class B warrant to purchase one Class A Ordinary Share. (2)(4)	457(o)	-	-	$30,000,000	$0.0000927	$2,781.00
Fees to be Paid	Equity	Class A ordinary shares included as part of the Units (3)	457(i)	-	-	-	-	-
Fees to be Paid		Redeemable Class B warrants included as part of the Units (3)	457(i)	-	-	-	-	-
Fees to be Paid	Equity	Class A ordinary shares underlying Class B warrants (1)(2)	457(o)	-	-	$30,000,000	$0.0000927	$2,781.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$60,000,000		$5,562.00
	Total Fees Previously Paid							-
	Total Fees Offsets							-
	Net Fee Due							$5,562.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), SAI.TECH Global Corporation, a Cayman Islands exempted company (“SAI” or the “Company”) is also registering an indeterminate number of additional Class A ordinary shares of SAI, par value $0.0001 per share (“Class A Ordinary Shares”) that may become issuable to prevent dilution from any stock dividend, stock split, recapitalization or other similar transactions that could affect the securities to be offered by the selling securityholders named in this Registration Statement, and the Ordinary Shares set forth in this table shall be adjusted to include such shares, as applicable.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.

(4)	Based on a per-share exercise price for the Warrants of not less than 100% of the public offering price per unit in this offering.